Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Cullinan Management, Inc.:

We consent to the use of our report dated November 2, 2020, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Boston, Massachusetts

January 7, 2021